Exhibit 10.1

PROMISSORY NOTE

RELATING TO

SUPERPRIORITY PRIMING DEBTOR-IN-POSSESSION

REVOLVING CREDIT FACILITY

April 24, 2008	$51,851,594.00

FOR VALUE RECEIVED, each of the parties designated as a “Credit Party” on the signature pages hereto (each, a “Credit Party” and, collectively, the “Credit Parties”) hereby covenants and promises to pay to Kimball Hill, Inc. (the “Company”) as owner of the DIP Account (in such capacity, the “DIP Lender”) up to the aggregate amount of FIFTY ONE MILLION, EIGHT HUNDRED AND FIFTY-ONE THOUSAND, FIVE HUNDRED AND NINETY-FOUR AND NO/100 DOLLARS ($51,851,594.00) pursuant to the terms of this Promissory Note (the “Note”) relating to the Superpriority Priming Debtor-in-Possession Revolving Credit Facility.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Financing Orders.

1.             Borrowing Mechanics.

(a)           Commencing on the Closing Date, whenever a Credit Party (including the Company) desires that the DIP Lender advance proceeds from the DIP Account (each such advance, a “DIP Loan”), such Credit Party shall deliver a fully executed Notice of Borrowing to the DIP Lender.  For the avoidance of doubt, to the extent that the Company desires to access any of the proceeds on deposit in the DIP Account, such access shall constitute a DIP Loan and be required to be evidenced by a Notice of Borrowing as required in the first sentence of this Section 1(a).

(b)           Upon receipt of a Notice of Borrowing delivered pursuant to Section 1(a) hereof, subject to Section 1(c) hereof, the DIP Lender shall make the proceeds of such DIP Loans available to such Credit Party by causing an amount of same day funds equal to the amount specified in the Notice of Borrowing to be credited from the DIP Account to such Credit Party’s account as designated in such notice.

(c)           At no time shall the DIP Lender have an obligation to make available any DIP Loan if, at such time, the Cash Collateral Termination Date shall have occurred or such DIP Loan, when added to all other outstanding DIP Loans, would exceed the Maximum Amount.

2.             Interest.

(a)           Interest Accrual.  Interest shall accrue on a daily basis at a rate equal to 9.50% per annum (calculated on the basis of a year with 360 days) on the unpaid principal balance of this Note then outstanding.

(b)           Payment of Interest.  All accrued and unpaid interest shall be due and payable on the first Business Day of each month and shall be paid in immediately available funds to the DIP Account.

3.             Principal.

(a)           Maturity Date.  On the Maturity Date, the Credit Parties shall pay the entire unpaid principal amount of this Note then outstanding to the DIP Account, together with all accrued and unpaid interest thereon.

(b)           Prepayment at the Credit Parties’ Election.  At any time, the Credit Parties may without premium or penalty prepay all or any portion of the unpaid principal amount of this Note without any reduction of the Maximum Amount.

4.             Grant of Security Interest; Super-Priority Nature of Obligations and Status of DIP Lender’s Liens.

(a)           Subject to and as provided in the Financing Orders, as security for the full and timely payment and performance of all Obligations when due (whether at stated maturity, by acceleration or otherwise), each Credit Party hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the DIP Lender, a first priority lien (subject only to the Carve-Out) on all of such Credit Party’s right, title and interest in, to and under all Collateral.

(b)           On and after the Closing Date, the provisions of the Loan Documents (including, without limitation, the Financing Orders) shall be effective to create in favor of the DIP Lender legal, valid and perfected liens on and security interests in all right, title and interest of the Credit Parties in the Collateral, enforceable against each Credit Party that holds or owns any right, title or interest in such Collateral, as follows:

(i)            pursuant to Section 364(c)(2) of the Bankruptcy Code, all Obligations shall be secured by a perfected first priority lien on all Collateral that is unencumbered as of the commencement of the Cases, and the proceeds therefrom, subject only to the Carve-Out; and

(ii)           pursuant to Section 364(c)(3) of the Bankruptcy Code, all Obligations shall be secured by a perfected lien on all Collateral (other than the Collateral referred to in the following clause (iii)), junior only to the valid, perfected and non-avoidable liens on such assets as of the commencement of the Cases and to valid liens in existence at the time of such commencement that are perfected subsequent to such commencement as permitted by Section 546(b) of the Bankruptcy Code, subject only to the Carve-Out; and

(iii)          pursuant to Section 364(d)(1) of the Bankruptcy Code, all Obligations shall be secured by a perfected senior priming lien on all of the Collateral other than the Rolling Meadows Collateral and Zurich Collateral, subject only to the Carve-Out.

Subject to the Financing Orders, no filings, recordings or other actions shall be necessary to perfect and maintain the perfection, status or priority of any of the foregoing liens.

(c)           Pursuant to Section 364(c)(1) of the Bankruptcy Code, all Obligations at all times shall constitute allowed super-priority administrative expenses and claims in each of the Cases having priority over all administrative expenses and claims specified in any other section of the Bankruptcy Code including, without limitation, Section 105, 503(b) and 507(b) of the Bankruptcy Code, subject only to the Carve-Out.

5.             Guaranty.  Each Credit Party jointly and severally hereby irrevocably and unconditionally guaranties (the “Guaranty”) to the DIP Lender  the due and punctual payment in full in cash of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (collectively, the “Guaranteed Obligations”).

(a)           Each Credit Party hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right which the DIP Lender may have at law or in equity against any Credit Party by virtue hereof, that upon the failure of any Credit Party  to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, the Credit Parties will upon demand pay, or cause to be paid, in cash, to the DIP Lender for credit to the DIP Account, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations and all other Guaranteed Obligations then owed to the DIP Lender as aforesaid.

(b)           Each Credit Party agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Credit Party agrees as follows:

(i)            this Guaranty is a guaranty of payment when due and not of collectability, and is a primary obligation of each Credit Party and not merely a contract of surety;

(ii)           the obligations of each Credit Party hereunder are independent of the obligations of each other Credit Party;

(iii)          payment by any Credit Party of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Credit Party’s liability for any portion of the Guaranteed Obligations which has not been paid; and

(iv)          this Guaranty and the obligations of Credit Parties hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations).

6.             Use of Proceeds.  Subject to the Financing Orders, the DIP Loans may be used for any working capital and other general corporate purposes.

7.             Definitions.  For purposes of this Note, the following capitalized terms have the following meaning:

“Business Day” means each day other than a Saturday, Sunday or legal holiday in the States of Illinois.

“Cash Collateral Termination Date” means the date on which Cash Collateral Usage Period shall be terminated, as designated by the Pre-Petition Agent (in accordance with the terms of the Financing Orders).

“Closing Date” means the first date on which the initial DIP Loans are made.

“Collateral” means the “Collateral” as defined in the Financing Orders and including, without limitation, each Credit Party’s real and personal property, tangible and intangible, wherever located, including:

(a)           contracts for sale and other sale contracts to which such Credit Party is or is to become a party, including:

(i)            all rights of such Credit Party to receive monies due and to become due under or pursuant to such contracts for sale or and other sale contracts;

(ii)           all rights of such Credit Party under or in respect of any escrow, settlement or similar agreement entered into by such Credit Party in connection with such contracts for sale or and other sale contracts, including all rights of such Credit Party to receive monies pursuant to any such escrow, settlement or similar agreement;

(iii)          all claims of such Credit Party for damages arising out of or for breach of or default under such contracts for sale or and other sale contracts; and

(iv)          all rights of such Credit Party to terminate, amend, supplement, modify or waive performance under such contracts for sale or and other sale contracts, to compel performance and otherwise to exercise all remedies thereunder;

(b)           all accounts arising from or relating to contracts for sale or and other sale contracts to which such Credit Party is or is to become a party;

(c)           all general intangibles arising from or relating to contracts for sale or and other sale contracts to which such Credit Party is or is to become a party;

(d)           all equity interests;

(e)           all securities accounts, deposit accounts and all other demand, time savings, cash management, passbook and similar accounts now or hereafter maintained by such Credit Party with any person, and all monies, securities, instruments and other investments deposited or required to be deposited in any such account;

(f)            all tax refunds of such Credit Party;

(g)           all general intangibles not otherwise above, now owned or hereafter acquired by such Credit Party;

(h)           all chattel paper (including without limitation, all tangible chattel paper and all electronic chattel paper), instruments, promissory notes and other investment property of such Credit Party;

(i)            all copyrights, patents and trademarks now owned or hereafter acquired by such Credit Party including those copyrights, patents and trademarks and licenses thereof owned by such Credit Party as of the Closing Date;

(j)            all books and records of such Credit Party, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto;

(k)           all commercial tort claims;

(l)            all real property of such Credit Party;

(m)          all “Collateral” as referred to in any Loan Document;

(n)           documents, letters of credit issued in favor of such Credit Party, letter-of-credit rights and all excess proceeds returned to such Borrower from letter of credit beneficiaries;

(o)           all equipment, fixtures, goods, inventory, machinery now owned or hereafter acquired by such Credit Party;

(p)           all pledged deposits now owned or hereafter acquired by such Credit Party; and

(q)           all cash and all proceeds, insurance proceeds and products thereof, supporting obligations and products of any and all of the foregoing and all other collateral security and guarantees given by any Person with respect to the foregoing, including proceeds of contracts for sale and land sale contracts constituting escrow proceeds receivables and any other escrowed funds relating to contracts for sale and land sale contracts.

Notwithstanding anything to the contrary herein, “Collateral” shall at no time include any DIP Loans or any of the Obligations.

“DIP Account” means account number                  maintained at Harris N.A.

“DIP Loan” means a loan made by the DIP Lender from the DIP Account to a Credit Party pursuant to Section 1.

“Final DIP Order” means an order, in form and substance substantially similar to the Interim DIP Order, entered by the Bankruptcy Court approving this Note and the other Loan Documents.

“Financing Orders” means the Interim DIP Order and/or the Final DIP Order, as applicable.

“Interim DIP Order” means an order entered by the Bankruptcy Court approving this Note and the other Loan Documents.

“Loan Documents” means this Note, the Financing Orders and any other agreement, document or instrument delivered to or in favor of DIP Lender or any holder in connection with any of the foregoing.

“Maturity Date” means the earlier of (x) the effective date of a Chapter 11 plan of reorganization or liquidation confirmed in the Cases by the Bankruptcy Court and (y) the Cash Collateral Termination Date.

“Maximum Amount” means $51,851,594.00.

“Notice of Borrowing” means a notice substantially in the form of Exhibit A setting forth the amount and, in reasonable detail, use of the requested borrowing.

“Obligations” means all loans, advances, debts, principal, interest, contingent reimbursement obligations with respect to outstanding letters of credit, premiums, liabilities, obligations (including indemnification obligations), fees, charges, costs, lease payments, guaranties, covenants, and duties of any kind and description owing by the Credit Parties to the DIP Lender pursuant to or evidenced by this Note and the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that the Borrowers is required to pay or reimburse by the Loan Documents, by law, or otherwise, and any reference in this Note or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof.

8.             Governing Law.  THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

9.             Waiver of Presentment, Demand and Dishonor.  Each Credit Party hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the Obligations and any and all extensions, renewals, and modifications hereof.

10.           Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the immediately following Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

11.           Counterparts; Facsimile or Electronic Mail Execution.  This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.  Delivery of an executed counterpart of this Note by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Note.  Any party delivering an executed counterpart of this Note by facsimile or electronic mail also shall deliver an original executed counterpart of this Note but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, each party below has executed and delivered this Promissory Note on the date first above written.

KIMBALL HILL, INC., as a Credit Party

By:	/s/ C. Kenneth Love
C. Kenneth Love
President and Chief Executive Officer

Promissory Note

KIMBALL HILL HOMES TEXAS
INVESTMENTS, L.L.C.
KIMBALL HILL HOMES TEXAS
OPERATIONS, L.L.C.
KIMBALL HILL TEXAS INVESTMENT
COMPANY, L.L.C.
KIMBALL HILL FAR EAST DETROIT, LLC
KH FINANCIAL HOLDING COMPANY
KHH TEXAS TRADING COMPANY L.P.
KIMBALL HILL HOMES AUSTIN, L.P.
KIMBALL HILL HOMES CALIFORNIA, INC.
KIMBALL HILL HOMES DALLAS, L.P.
KIMBALL HILL HOMES FLORIDA, INC.
KIMBALL HILL HOMES HOUSTON, L.P.
KIMBALL HILL HOMES ILLINOIS, LLC
KIMBALL HILL HOMES NEVADA, INC.
KIMBALL HILL HOMES OHIO, INC.
KIMBALL HILL HOMES OREGON, INC.
KIMBALL HILL HOMES REALTY FLORIDA,
INC.
KIMBALL HILL HOMES SAN ANTONIO, L.P.
KIMBALL HILL HOMES TEXAS, INC.
KIMBALL HILL HOMES WASHINGTON, INC.
KIMBALL HILL HOMES WISCONSIN, INC.
NATIONAL CREDIT AND GUARANTY
CORPORATION
18TH AND PEORIA, LLC
KIMBALL HILL URBAN CENTERS, L.L.C.
KIMBALL HILL URBAN CENTERS CHICAGO
ONE, L.L.C.
KIMBALL HILL URBAN CENTERS CHICAGO
TWO, L.L.C.
KIMBALL HILL STATEWAY, INC.
KH INGHAM PARK SOUTH, LLC
KIMBALL HILL URBAN CENTERS SPECIAL
PURPOSES, L.L.C.,
each as a Credit Party

By:	/s/ C. Kenneth Love
C. Kenneth Love
Vice Chairman

Promissory Note

THE HAMILTON PLACE PARTNERSHIP, as a Credit Party

By:	Kimball Hill Homes Illinois, LLC, its general
partner

	By:	/s/ C. Kenneth Love
C. Kenneth Love
Vice Chairman

Promissory Note

EXHIBIT A

FORM OF

NOTICE OF BORROWING

Date:                , 2008

To:	Kimball Hill, Inc.
	Attn:	Chief Financial Officer and/or
Chief Restructuring Officer

Ladies and Gentlemen:

Reference is made to that certain Promissory Note dated as of April     , 2008 (the “Note”), relating to the Superpriority Priming Debtor-in-Possession Revolving Credit Facility, among each of the parties designated as a “Credit Party” on the signature pages thereto (each, a “Credit Party” and, collectively, the “Credit Parties”) and Kimball Hill, Inc., as owner of the DIP Account (as defined in the Note) (in such capacity, the “DIP Lender”).

The undersigned hereby requests a DIP Loan:

1.	On , 2008 (a Business Day);
2.	In the principal amount of $ ; and
3.	Proceeds of this request shall be disbursed as follows:

$ to:

Receiving Bank:
Account name:
Account number:
ABA Number:
Reference: DIP Loan

, as Credit Party under
the Promissory Note

By:
Name:
Title:

Borrowing Request